Exhibit 99.1

NEWS RELEASE

Contacts:

Cindy Resman	Jeff Warren
Public Relations	Investor Relations
+1-763-505-0291	+1-763-505-2696

MEDTRONIC REPORTS SECOND QUARTER EARNINGS

•	Revenue of $4.4 Billion Grew 5% on Constant Currency Basis; 4% as Reported

•	Non-GAAP Diluted EPS of $0.96, Growth of 5%; GAAP Diluted EPS of $0.83, Decline of 7%

•	Company Updates FY15 Revenue Growth Outlook; Reiterates FY15 EPS Guidance

•	Company Reaffirms Commitment to Covidien Transaction

MINNEAPOLIS - Nov. 18, 2014 - Medtronic, Inc. (NYSE: MDT) today announced financial results for its second quarter of fiscal year 2015, which ended October 24, 2014.

The company reported worldwide second quarter revenue of $4.366 billion, compared to the $4.194 billion reported in the second quarter of fiscal year 2014, an increase of 5 percent on a constant currency basis, after adjusting for a $38 million foreign currency impact, or 4 percent as reported. As reported, second quarter GAAP net earnings were $828 million, or $0.83 per diluted share, a decrease of 8 percent and 7 percent, respectively, over the same period in the prior year.  The decline in GAAP net earnings and earnings per share was a result of a $100 million pre-tax charitable cash donation the company made to the Medtronic Foundation. Excluding this donation, as well as acquisition-related items primarily related to the pending acquisition of Covidien, second quarter net earnings and diluted earnings per share on a non-GAAP basis were $952 million and $0.96, an increase of 4 percent and 5 percent, respectively, over the same period in the prior year.

U.S. revenue of $2.456 billion increased 5 percent. International revenue of $1.910 billion increased 5 percent on a constant currency basis or 3 percent as reported. International sales accounted for 44 percent of Medtronic’s worldwide revenue in the quarter. Emerging market revenue of $554 million increased 12 percent on a constant currency basis or 10 percent as reported, and represented 13 percent of company revenue for the second quarter.

“Our second quarter performance was strong and well balanced across our businesses and geographies,” said Omar Ishrak, Medtronic chairman and chief executive officer. “Revenue growth was at the upper end of our full-year revenue outlook and within our mid-single digit baseline goal, reflecting the strong execution of our global organization.”

Cardiac and Vascular Group
The Cardiac and Vascular Group includes the Cardiac Rhythm & Heart Failure, Coronary & Structural Heart, and Aortic & Peripheral Vascular businesses.  The Group had worldwide sales in the quarter of $2.286 billion, representing an increase of 5 percent on a constant currency basis or 4 percent as reported.  Group revenue performance was driven by growth in Low Power, Structural Heart, and AF & Other, partially offset by declines in Coronary and High Power. Group international sales of $1.217 billion grew 4 percent on a constant currency basis and grew 2 percent as reported.

Cardiac Rhythm & Heart Failure revenue of $1.320 billion grew 5 percent on a constant currency basis or 4 percent as reported.  High Power revenue was $670 million, a decrease of 5 percent on a constant currency basis. However, on a sequential basis, High Power grew 7 percent as the Viva™ XT CRT-D, with its AdaptivCRT® algorithm and Attain® Performa™ quadripolar lead successfully launched in the U.S. in the second quarter. Low Power revenue was $524 million, an increase of 11 percent on a constant currency basis.  Results continue to be driven by the strong ongoing global launch of the Reveal LINQ™ insertable cardiac monitor. AF Solutions grew over 30 percent on a constant currency basis, driven by robust global growth of our Arctic

Front® CryoAblation System as well as strong double-digit growth from the international launch of our PVAC® Gold phased RF system.

Coronary & Structural Heart revenue of $743 million grew 6 percent on a constant currency basis or 5 percent as reported. Coronary revenue of $413 million declined 2 percent on a constant currency basis. The company’s drug-eluting stent share remained stable in the U.S. and grew in international markets on the strength of the Resolute® Integrity® drug-eluting stent. Structural Heart revenue of $330 million grew 19 percent on a constant currency basis, driven by strong execution on the ongoing U.S. launch of the CoreValve® transcatheter aortic heart valve, as well as expansion into emerging markets.

Aortic & Peripheral Vascular revenue of $223 million grew 3 percent on a constant currency basis or 2 percent as reported. In Aortic, the company’s market-leading Endurant® II and Valiant® Captivia® stent grafts continued to drive growth in the AAA and Thoracic markets, respectively. In Peripheral, the IN.PACT® Admiral® and Pacific® drug-coated balloons for the SFA continued to deliver strong growth in international markets.

Restorative Therapies Group
The Restorative Therapies Group includes the Spine, Neuromodulation, and Surgical Technologies businesses. The Group had worldwide sales in the quarter of $1.650 billion, representing an increase of 4 percent on a constant currency basis or 3 percent as reported. Group revenue performance was driven by growth in Surgical Technologies, Neuromodulation, and BMP. Group international sales of $520 million increased 5 percent on a constant currency basis or 3 percent as reported.

Spine revenue of $746 million grew 1 percent on a constant currency basis and was flat as reported. Core Spine revenue of $551 million was flat on a constant currency basis. The company expects new product launches will continue to support improved Core Spine performance. Interventional Spine revenue of $75 million declined 5 percent on a constant currency basis. BMP revenue of $120 million increased 9 percent on a constant currency basis, reflecting continued stability in underlying demand.

Neuromodulation revenue of $494 million increased 4 percent on a constant currency basis or 3 percent as reported, driven by solid growth in DBS and Gastro/Uro.  The company’s DBS and Gastro/Uro businesses continued to see strong new implant growth of the Activa® deep brain stimulation system and InterStim® Therapy, respectively. In Pain Stim, the business gained modest share globally on the continued strength of the RestoreSensor® SureScan® MRI system.

Surgical Technologies revenue of $410 million grew 10 percent on a constant currency basis or 9 percent as reported with balanced growth across all three businesses: Neurosurgery, ENT, and Advanced Energy.  The integration of Visualase, Inc., and its unique MRI-guided laser ablation technology, is going well, adding to the Restorative Therapies Group’s broad suite of neuroscience solutions.

Diabetes Group
Diabetes Group revenue of $430 million grew 10 percent on a constant currency basis or 9 percent as reported.  Strong adoption of the company’s MiniMed® 530G with Enlite® in the U.S. - with its proprietary threshold suspend automation - combined with 27 percent growth in emerging markets, resulted in solid growth in insulin pumps and strong double-digit growth in continuous glucose monitoring.

Revenue Outlook and Earnings per Share Guidance
The company today updated its revenue growth outlook and reiterated its diluted non-GAAP earnings per share (EPS) guidance for fiscal year 2015. In fiscal year 2015, the company now expects revenue growth in the range of 4 to 5 percent on a constant currency basis, which is at the upper end of the company’s previously stated range of 3 to 5 percent. For fiscal year 2015, the company continues to expect diluted non-GAAP EPS in the range of $4.00 to $4.10, which implies annual diluted non-GAAP EPS growth in the range of 7 to 10 percent after adjusting for the expected impact from foreign currency.

"We remain focused on reliably delivering on our baseline financial goals by continuing to execute on our three primary strategies - therapy innovation, globalization, and economic value,” said Ishrak. “We believe the Covidien acquisition, which remains on schedule to close in early calendar year 2015, will meaningfully accelerate all three of these strategies, strengthen our long-term market competitiveness, and drive further sustainability and consistency in our long-term financial performance. The Medtronic and Covidien combination provides an even greater opportunity for us to truly address the universal needs of healthcare: improving clinical outcomes, expanding access, and optimizing cost and efficiency for healthcare systems around the world.”

Webcast Information
Medtronic will host a webcast today, Nov. 18, at 8 a.m. EST (7 a.m. CST), to provide information about its businesses for the public, analysts, and news media.  This quarterly webcast can be accessed by clicking on the Investors link on the Medtronic home page at www.medtronic.com and this earnings release will be archived at www.medtronic.com/newsroom. Within 24 hours, a replay of the webcast and a transcript of the company’s prepared remarks will be available in the “Events & Presentations” section of the Investors portion of the Medtronic website.

Financial Schedules
To view the second quarter financial schedules, click here or visit www.medtronic.com/newsroom.

About Medtronic
Medtronic, Inc., headquartered in Minneapolis, is the global leader in medical technology - alleviating pain, restoring health, and extending life for millions of people around the world.
Unless otherwise noted, all comparisons made in this news release are on an “as reported basis,” and not on a constant currency basis. References to quarterly figures increasing or decreasing are in comparison to the second quarter of fiscal year 2014.
NO OFFER OR SOLICITATION
This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the acquisition, the merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

IMPORTANT ADDITIONAL INFORMATION
Medtronic Holdings Limited, which will be renamed Medtronic plc (“New Medtronic”), has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that includes the preliminary Joint Proxy Statement of Medtronic, Inc. (“Medtronic”) and Covidien plc (“Covidien”) and that also constitutes a preliminary Prospectus of New Medtronic. The registration statement is not complete and will be further amended. Medtronic and Covidien plan to make available to their respective shareholders the final Joint Proxy Statement/Prospectus (including the Scheme) in connection with the transactions. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING THE SCHEME) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT MEDTRONIC, COVIDIEN, NEW MEDTRONIC, THE TRANSACTIONS AND RELATED MATTERS. Investors and security holders are able to obtain free copies of the preliminary Joint Proxy Statement/Prospectus (including the Scheme) and other documents filed with the SEC by New Medtronic, Medtronic and Covidien through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders are able to obtain free copies of the preliminary Joint Proxy Statement/Prospectus (including the Scheme) and other documents filed by Medtronic and New Medtronic with the SEC by contacting Medtronic Investor Relations at investor.relations@medtronic.com or by calling 763-505-2696, and will be able to obtain free copies of the preliminary Joint Proxy Statement/Prospectus (including the Scheme) and other documents filed by Covidien by contacting Covidien Investor Relations at investor.relations@covidien.com or by calling 508-452-4650.

PARTICIPANTS IN THE SOLICITATION
Medtronic, New Medtronic and Covidien and certain of their respective directors and executive officers and employees may be considered participants in the solicitation of proxies from the respective shareholders of Medtronic and Covidien in respect of the transactions contemplated by the Joint Proxy Statement/Prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective shareholders of Medtronic and Covidien in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the final Joint Proxy Statement/Prospectus when it is filed with the SEC. Information regarding Medtronic’s directors and executive officers is contained in Medtronic’s Annual Report on Form 10-K for the fiscal year ended April 25, 2014 and its Proxy Statement on Schedule 14A, dated July 11, 2014, which are filed with the SEC. Information regarding Covidien’s directors and executive officers is contained in Covidien’s Annual Report on Form 10-K for the fiscal year ended September 27, 2013 and its Proxy Statement on Schedule 14A, dated January 24, 2014, which are filed with the SEC.

Cautionary Statement Regarding Forward-Looking Statements
Statements contained in this communication that refer to New Medtronic’s, Medtronic's and/or Covidien’s estimated or anticipated future results, including estimated synergies, or other non-historical facts are forward-looking statements that reflect Medtronic's and/or Covidien’s current perspective of existing trends and information as of the date of this communication. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. It is important to note that these goals and expectations are not predictions of actual performance. Actual results may differ materially from current expectations depending upon a number of factors affecting New Medtronic's business, Medtronic's business, Covidien’s business and risks associated with the proposed transactions. These factors include, among others, the inherent uncertainty associated with financial projections; restructuring in connection with, and successful close of, the Covidien acquisition; subsequent integration of the Covidien acquisition and the ability to recognize the anticipated synergies and benefits of the Covidien acquisition; the risk that the required regulatory approvals for the proposed transactions are not obtained, are delayed or are subject to conditions that are not anticipated; the anticipated size of the markets and continued demand for Medtronic's and Covidien's products; the impact of competitive products and pricing; access to available financing (including financing for the acquisition or refinancing of Medtronic or Covidien debt) on a timely basis and on reasonable terms; the risks of fluctuations in foreign currency exchange rates; the risks and uncertainties normally incident to the medical device industry, including competition in the medical device industry; product liability claims; the difficulty of predicting the timing or outcome of pending or future litigation or government investigations; variability of trade buying patterns; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; potential for adverse pricing movement; costs and efforts to defend or enforce intellectual property rights; difficulties or delays in manufacturing; reduction or interruption in supply; product quality problems; the availability and pricing of third-party sourced products and materials; risks associated with self-insurance and commercial insurance; successful compliance with governmental regulations applicable to New Medtronic’s, Medtronic's and Covidien's facilities, products and/or businesses; changes in the laws and regulations, affecting among other things, pricing and reimbursement of pharmaceutical products; health care policy changes; risks associated with international operations; changes in tax laws or interpretations that could increase New Medtronic's, Medtronic’s and/or Covidien’s consolidated tax liabilities, including, if the transaction is consummated, changes in tax laws that would result in New Medtronic being treated as a domestic corporation for United States federal tax purposes; the loss of key senior management or scientific staff; and such other risks and uncertainties detailed in Medtronic's periodic public filings with the SEC, including but not limited to Medtronic's Annual Report on Form 10-K for the fiscal year ended April 25, 2014, in Covidien’s periodic public filings with the SEC, including but not limited to Covidien’s Annual Report on Form 10-K for the fiscal year ended September 27, 2013, and from time to time in Medtronic's and Covidien’s other investor communications. Except as expressly required by law, each of New Medtronic and Medtronic disclaims any intent or obligation to update or revise these forward-looking statements.

Diluted non-GAAP earnings per share guidance excludes adjustments relating to charitable donations to the Medtronic Foundation, acquisition-related items, net certain litigation charges, and net restructuring charges, as well as any unusual charges or gains that might occur during the fiscal year. The guidance provided only reflects information available to Medtronic at this time. Furthermore, the revenue outlook and earnings per share guidance does not contemplate the expected closing of the Covidien transaction.

Statement Required by the Irish Takeover Rules
The earnings guidance contained in this press release constitutes a profit forecast for the purposes of the Irish Takeover Rules. In accordance with Rule 28.4 of the Irish Takeover Rules, this profit forecast shall be repeated in the S-4 Registration Statement to be filed in connection with the Covidien Transaction, and the reports required by Rule 28.3 of the Irish Takeover Rules shall be mailed to Covidien shareholders with the S-4 Registration Statement. The directors of Medtronic accept responsibility for the information contained in this document. To the best of the knowledge and belief of the directors of Medtronic (who have taken all reasonable care to ensure that such is the case), the information contained in this document is in accordance with the facts and does not omit anything likely to affect the import of such information.
-end-

MEDTRONIC, INC.
WORLD WIDE REVENUE
(Unaudited)

											Q2 FY15		Q2 FY15
											Year over Year	Currency	Year over Year
	FY14	FY14	FY14	FY14	FY14	FY15	FY15	FY15	FY15	FY15	Reported	Impact	Constant Currency
($ millions)	QTR 1	QTR 2	QTR 3	QTR 4	YTD	QTR 1	QTR 2	QTR 3	QTR 4	YTD	Growth	on Growth (a)	Growth
REPORTED REVENUE :
High Power	$655	$713	$655	$734	$2,757	$627	$670	$—	$—	$1,297	(6)%	$(7)	(5)%
Low Power	474	477	439	503	1,892	525	524	—	—	1,049	10	(6)	11
AF & Other	64	83	90	109	347	104	126	—	—	231	52	(1)	53
CARDIAC RHYTHM & HEART FAILURE	1,193	1,273	1,184	1,346	4,996	1,256	1,320	—	—	2,577	4	(14)	5
Coronary	435	427	436	446	1,744	428	413	—	—	841	(3)	(5)	(2)
Structural Heart	313	281	281	337	1,212	338	330	—	—	668	17	(3)	19
CORONARY & STRUCTURAL HEART	748	708	717	783	2,956	766	743	—	—	1,509	5	(8)	6
AORTIC & PERIPHERAL VASCULAR	219	218	218	240	895	232	223	—	—	454	2	(2)	3
CARDIAC & VASCULAR GROUP	2,160	2,199	2,119	2,369	8,847	2,254	2,286	—	—	4,540	4	(24)	5
Core Spine	563	556	554	579	2,253	552	551	—	—	1,104	(1)	(4)	—
Interventional Spine	78	80	77	83	317	81	75	—	—	155	(6)	(1)	(5)
BMP	124	110	113	124	471	110	120	—	—	230	9	—	9
SPINE	765	746	744	786	3,041	743	746	—	—	1,489	—	(5)	1
NEUROMODULATION	428	479	478	513	1,898	479	494	—	—	972	3	(2)	4
SURGICAL TECHNOLOGIES	361	377	386	438	1,562	381	410	—	—	792	9	(3)	10
RESTORATIVE THERAPIES GROUP	1,554	1,602	1,608	1,737	6,501	1,603	1,650	—	—	3,253	3	(10)	4
DIABETES GROUP	369	393	436	460	1,657	416	430	—	—	846	9	(4)	10
TOTAL	$4,083	$4,194	$4,163	$4,566	$17,005	$4,273	$4,366	$—	$—	$8,639	4.1%	$(38)	5.0%

(a)
Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.

Note: The data in this schedule has been intentionally rounded to the nearest million. Therefore, the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
U.S. REVENUE
(Unaudited)

											Q2 FY15
											Year over Year
	FY14	FY14	FY14	FY14	FY14	FY15	FY15	FY15	FY15	FY15	Reported
($ millions)	QTR 1	QTR 2	QTR 3	QTR 4	YTD	QTR 1	QTR 2	QTR 3	QTR 4	YTD	Growth
REPORTED REVENUE :
High Power	$386	$429	$375	$395	$1,585	$354	$390	$—	$—	$743	(9)%
Low Power	187	202	172	212	773	241	247	—	—	488	22
AF & Other	34	49	51	59	194	59	63	—	—	121	29
CARDIAC RHYTHM & HEART FAILURE	607	680	598	666	2,552	654	700	—	—	1,352	3
Coronary	142	140	132	134	549	134	133	—	—	267	(5)
Structural Heart	103	107	102	133	444	147	152	—	—	300	42
CORONARY & STRUCTURAL HEART	245	247	234	267	993	281	285	—	—	567	15
AORTIC & PERIPHERAL VASCULAR	81	84	81	87	332	84	84	—	—	168	—
CARDIAC & VASCULAR GROUP	933	1,011	913	1,020	3,877	1,019	1,069	—	—	2,087	6
Core Spine	369	365	364	369	1,468	352	358	—	—	710	(2)
Interventional Spine	57	57	55	60	229	58	55	—	—	113	(4)
BMP	110	96	98	106	409	96	104	—	—	200	8
SPINE	536	518	517	535	2,106	506	517	—	—	1,023	—
NEUROMODULATION	294	338	330	343	1,304	322	349	—	—	671	3
SURGICAL TECHNOLOGIES	234	241	242	261	979	244	264	—	—	509	10
RESTORATIVE THERAPIES GROUP	1,064	1,097	1,089	1,139	4,389	1,072	1,130	—	—	2,203	3
DIABETES GROUP	209	230	271	271	981	242	257	—	—	499	12
TOTAL	$2,206	$2,338	$2,273	$2,430	$9,247	$2,333	$2,456	$—	$—	$4,789	5%

Note: The data in this schedule has been intentionally rounded to the nearest million. Therefore, the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
INTERNATIONAL REVENUE
(Unaudited)

											Q2 FY15		Q2 FY15
											Year over Year	Currency	Year over Year
	FY14	FY14	FY14	FY14	FY14	FY15	FY15	FY15	FY15	FY15	Reported	Impact	Constant Currency
($ millions)	QTR 1	QTR 2	QTR 3	QTR 4	YTD	QTR 1	QTR 2	QTR 3	QTR 4	YTD	Growth	on Growth (a)	Growth
REPORTED REVENUE :
High Power	$269	$284	$280	$339	$1,172	$273	$280	$—	$—	$554	(1)%	$(7)	1%
Low Power	287	275	267	291	1,119	284	277	—	—	561	1	(6)	3
AF & Other	30	34	39	50	153	45	63	—	—	110	85	(1)	88
CARDIAC RHYTHM & HEART FAILURE	586	593	586	680	2,444	602	620	—	—	1,225	5	(14)	7
Coronary	293	287	304	312	1,195	294	280	—	—	574	(2)	(5)	(1)
Structural Heart	210	174	179	204	768	191	178	—	—	368	2	(3)	4
CORONARY & STRUCTURAL HEART	503	461	483	516	1,963	485	458	—	—	942	(1)	(8)	1
AORTIC & PERIPHERAL VASCULAR	138	134	137	153	563	148	139	—	—	286	4	(2)	5
CARDIAC & VASCULAR GROUP	1,227	1,188	1,206	1,349	4,970	1,235	1,217	—	—	2,453	2	(24)	4
Core Spine	194	191	190	210	785	200	193	—	—	394	1	(4)	3
Interventional Spine	21	23	22	23	88	23	20	—	—	42	(13)	(1)	(9)
BMP	14	14	15	18	62	14	16	—	—	30	14	—	14
SPINE	229	228	227	251	935	237	229	—	—	466	—	(5)	3
NEUROMODULATION	134	141	148	170	594	157	145	—	—	301	3	(2)	4
SURGICAL TECHNOLOGIES	127	136	144	177	583	137	146	—	—	283	7	(3)	10
RESTORATIVE THERAPIES GROUP	490	505	519	598	2,112	531	520	—	—	1,050	3	(10)	5
DIABETES GROUP	160	163	165	189	676	174	173	—	—	347	6	(4)	9
TOTAL	$1,877	$1,856	$1,890	$2,136	$7,758	$1,940	$1,910	$—	$—	$3,850	3%	$(38)	5%

(a)
Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.

Note: The data in this schedule has been intentionally rounded to the nearest million. Therefore, the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
RECONCILIATION OF EMERGING MARKET REVENUE GROWTH TO CONSTANT CURRENCY GROWTH
(Unaudited)
(in millions)

	Three months ended			Currency Impact		Constant
	October 24,	October 25,	Reported	on Growth (a)		Currency
	2014	2013	Growth	Dollar	Percentage	Growth (a)
Emerging Market Revenue (b)	$554	$503	10%	$(10)	(2)%	12%

(a)
Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

(b)
Emerging Market Revenue includes revenues from Asia Pacific (except Australia, Japan, Korea, and New Zealand), Central and Eastern Europe, Greater China, Latin America, the Middle East and Africa, and South Asia.

MEDTRONIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three months ended		Six months ended
	October 24, 2014	October 25, 2013	October 24, 2014	October 25, 2013
	(in millions, except per share data)
Net sales	$4,366	$4,194	$8,639	$8,277

Costs and expenses:
Cost of products sold	1,142	1,090	2,247	2,112
Research and development expense	374	372	739	732
Selling, general, and administrative expense	1,507	1,438	3,013	2,854
Special charges	100	—	100	40
Restructuring charges, net	—	—	30	18
Certain litigation charges, net	—	24	—	24
Acquisition-related items	61	—	102	(96)
Amortization of intangible assets	89	88	176	174
Other expense, net	63	33	114	77
Interest expense, net	8	33	13	73
Total costs and expenses	3,344	3,078	6,534	6,008

Earnings before income taxes	1,022	1,116	2,105	2,269

Provision for income taxes	194	214	406	414

Net earnings	$828	$902	$1,699	$1,855

Basic earnings per share	$0.84	$0.90	$1.72	$1.85

Diluted earnings per share	$0.83	$0.89	$1.70	$1.83

Basic weighted average shares outstanding	981.9	998.9	987.5	1,004.5
Diluted weighted average shares outstanding	993.0	1,009.4	999.4	1,015.5

Cash dividends declared per common share	$0.305	$0.280	$0.610	$0.560

MEDTRONIC, INC.
NET EARNINGS AND DILUTED EPS GAAP TO NON-GAAP RECONCILIATION
(Unaudited)
(in millions, except per share data)

	Three months ended October 24, 2014
	Earnings Before Income Taxes	Net Earnings	Diluted EPS
GAAP	$1,022	$828	$0.83
Adjustments:
Special charges (a)	100	64	0.06
Acquisition-related items (b)	61	60	0.06
As adjusted	$1,183	$952	$0.96	(1)

	Three months ended October 25, 2013
	Earnings Before Income Taxes	Net Earnings	Diluted EPS
GAAP	$1,116	$902	$0.89
Adjustments:
Certain litigation charges, net (c)	24	17	0.02
As adjusted	$1,140	$919	$0.91

		Net Earnings	Diluted EPS
Year over year percent change:
GAAP		(8)%	(7)%
As adjusted		4%	5%
(1) The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.

(a)
The $64 million ($0.06 per share) special charge represents an after-tax charitable cash donation ($100 million pre-tax) made to the Medtronic Foundation. In addition to disclosing special charges that are determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this special charge. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates this special charge when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(b)
The $60 million ($0.06 per share) after-tax ($61 million pre-tax) acquisition-related items primarily includes costs incurred in connection with the pending Covidien acquisition (bridge financing fees, legal fees, and other transaction- related costs). In addition to disclosing acquisition-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(c)
The $17 million ($0.02 per share) after-tax ($24 million pre-tax) certain litigation charges, net relates to accounting charges for patent and Other Matters litigation. In addition to disclosing certain litigation charges, net that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

MEDTRONIC, INC.
NET EARNINGS AND DILUTED EPS GAAP TO NON-GAAP RECONCILIATION
(Unaudited)
(in millions, except per share data)

	Six months ended October 24, 2014
	Earnings Before Income Taxes	Net Earnings	Diluted EPS
GAAP	$2,105	$1,699	$1.70
Adjustments:
Special charges (a)	100	64	0.06
Restructuring charges, net (b)	30	22	0.02
Acquisition-related items (c)	102	100	0.10
As adjusted	$2,337	$1,885	$1.89	(1)

	Six months ended October 25, 2013
	Earnings Before Income Taxes	Net Earnings	Diluted EPS
GAAP	$2,269	$1,855	$1.83
Adjustments:
Special charges (d)	40	26	0.03
Restructuring charges, net (e)	18	15	0.01
Certain litigation charges, net (f)	24	17	0.02
Acquisition-related items (g)	(96)	(96)	(0.09)
As adjusted	$2,255	$1,817	$1.79	(1)

Year over year percent change
GAAP		(8)%	(7)%
As adjusted		4%	6%

(1) The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.

(a)
The $64 million ($0.06 per share) special charge represents an after-tax charitable cash donation ($100 million pre-tax) made to the Medtronic Foundation. In addition to disclosing special charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this special charge. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates this special charge when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(b)
The $22 million ($0.02 per share) after-tax ($30 million pre-tax) restructuring charges, net includes the $28 million after-tax ($38 million pre-tax) charge related to a continuation of our fourth quarter fiscal year 2014 restructuring initiative, partially offset by a $6 million after-tax ($8 million pre-tax) reversal of excess restructuring reserves related to the fiscal year 2014 restructuring initiative. The first quarter fiscal year 2015 restructuring charge for the fiscal year 2014 initiative consists primarily of contract termination and other related costs. The reversal was primarily a result of certain employees identified for elimination finding other positions within the Company and revisions to particular strategies. In addition to disclosing restructuring charges, net that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges, net. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges, net when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(c)
The $100 million ($0.10 per share) after-tax ($102 million pre-tax) acquisition-related items primarily includes costs incurred in connection with the pending Covidien acquisition (bridge financing fees, legal fees, and other transaction- related costs). In addition to disclosing acquisition-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(d)
The $26 million ($0.03 per share) special charge represents an after-tax charitable cash donation ($40 million pre-tax) made to the Medtronic Foundation. In addition to disclosing special charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this special charge. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates this special charge when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(e)
The $15 million ($0.01 per share) after-tax ($18 million pre-tax) restructuring charge was a continuation of our fourth quarter fiscal year 2013 restructuring initiative and consisted primarily of contract termination fees. In addition to disclosing restructuring charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this restructuring charge. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates this restructuring charge when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(f)
The $17 million ($0.02 per share) after-tax ($24 million pre-tax) certain litigation charges, net relates to accounting charges for patent and Other Matters litigation. In addition to disclosing certain litigation charges, net that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(g)
The $96 million ($0.09 per share) after-tax ($96 million pre-tax) of net income related to acquisition-related items primarily includes income related to the change in fair value of contingent consideration payments associated with acquisitions subsequent to April 29, 2009. The change in fair value of contingent consideration payments is primarily related to adjustments in Ardian contingent consideration. In addition to disclosing acquisition-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

MEDTRONIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	October 24, 2014	April 25, 2014
	(in millions, except per share data)
ASSETS

Current assets:
Cash and cash equivalents	$1,287	$1,403
Investments	13,177	12,838
Accounts receivable, less allowances of $109 and $115, respectively	3,750	3,811
Inventories	1,873	1,725
Tax assets	696	736
Prepaid expenses and other current assets	814	697

Total current assets	21,597	21,210

Property, plant, and equipment	6,320	6,439
Accumulated depreciation	(3,959)	(4,047)
Property, plant, and equipment, net	2,361	2,392

Goodwill	11,024	10,593
Other intangible assets, net	2,437	2,286
Long-term tax assets	183	300
Other assets	1,178	1,162

Total assets	$38,780	$37,943

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$3,970	$1,613
Accounts payable	723	742
Accrued compensation	806	1,015
Accrued income taxes	168	164
Deferred tax liabilities	18	19
Other accrued expenses	1,267	2,006

Total current liabilities	6,952	5,559

Long-term debt	9,708	10,315
Long-term accrued compensation and retirement benefits	681	662
Long-term accrued income taxes	1,322	1,343
Long-term deferred tax liabilities	420	386
Other long-term liabilities	259	235

Total liabilities	19,342	18,500

Commitments and contingencies

Shareholders’ equity:

Preferred stock— par value $1.00	—	—
Common stock— par value $0.10	98	100
Retained earnings	19,846	19,940
Accumulated other comprehensive loss	(506)	(597)

Total shareholders’ equity	19,438	19,443

Total liabilities and shareholders’ equity	$38,780	$37,943

MEDTRONIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended
	October 24, 2014	October 25, 2013
(in millions)
Operating Activities:
Net earnings	$1,699	$1,855
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	423	421
Amortization of debt discount and issuance costs	32	4
Acquisition-related items	6	(96)
Provision for doubtful accounts	17	24
Deferred income taxes	(61)	(19)
Stock-based compensation	82	75
Other, net	(40)	(12)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(64)	(16)
Inventories	(170)	(111)
Accounts payable and accrued liabilities	26	(540)
Other operating assets and liabilities	73	413
Certain litigation charges, net	—	24
Certain litigation payments	(800)	(3)
Net cash provided by operating activities	1,223	2,019
Investing Activities:
Acquisitions, net of cash acquired	(578)	(210)
Additions to property, plant, and equipment	(210)	(196)
Purchases of investments	(3,024)	(5,719)
Sales and maturities of investments	2,665	4,291
Other investing activities, net	(6)	(18)
Net cash used in investing activities	(1,153)	(1,852)
Financing Activities:
Acquisition-related contingent consideration	(5)	(1)
Change in short-term borrowings, net	1,611	1,546
Repayment of short-term borrowings (maturities greater than 90 days)	—	(125)
Proceeds from short-term borrowings (maturities greater than 90 days)	150	310
Payments on long-term debt	(7)	(6)
Dividends to shareholders	(602)	(560)
Issuance of common stock	312	817
Repurchase of common stock	(1,620)	(2,053)
Other financing activities	34	13
Net cash used in financing activities	(127)	(59)
Effect of exchange rate changes on cash and cash equivalents	(59)	39
Net change in cash and cash equivalents	(116)	147
Cash and cash equivalents at beginning of period	1,403	919
Cash and cash equivalents at end of period	$1,287	$1,066
Supplemental Cash Flow Information
Cash paid for:
Income taxes	$357	$225
Interest	250	197